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                                    EXHIBIT 2





                         CONSENT OF INDEPENDENT AUDITORS



We have read Canada Mortgage Housing Corporation's Form 18-K dated 11 May 2005. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the use of our report dated 8 March 2005 to the Minister of Labour and Housing on Canada Mortgage Housing Corporation's financial statements for the fiscal year ended 31 December 2004 included in Canada Mortgage Housing Corporation's annual report attached to the above mentioned Form 18-K filed pursuant to the Securities Exchange Act of 1934 and the incorporation of such report in the Registration Statement of Canada Mortgage and Housing Corporation on file with the U.S. Securities and Exchange Commission.

This letter is provided to meet the requirements pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and not for any other purpose.






/s/ Richard Flageole, FCA                  /s/ Raymond Chabot Grant Thornton LLP
---------------------------------          -------------------------------------
Richard Flageole, FCA                      Raymond Chabot Grant Thornton LLP
Assistant Auditor General                  Chartered Accountants
for the Auditor General of Canada


Ottawa, Canada                             Montreal, Canada
11 May 2005